Exhibit 10.1


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

Amendment No. 1 to Employment Agreement (the "Amendment"), effective as of March 13, 2006, by and between Windswept Environmental Group, Inc. (the "Company") and Michael O'Reilly (the "Executive").

     WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of June 30, 2005 (the "Employment Agreement"); and

     WHEREAS, the Company and Executive desire to modify the Employment Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 1.5(a) shall be amended to increase, effective March 1, 2006, the Executive's annual salary from a rate of $285,000 per annum to $342,000 per annum.

2. Paragraph 1.5(c) shall be amended and restated in its entirety as follows:

        "In addition to his salary, the Executive shall be entitled to receive for each fiscal year, during the Term of Employment, a cash bonus (the "Annual Bonus") in an amount equal to 5% of the EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of the Company and its consolidated subsidiaries determined in accordance with Generally Accepted Accounting Principles at the time applied on a basis consistent with past practices and calculated without taking into account any payments made by the Company to Laurus Master Fund, Ltd. The amount of such Annual Bonus and the date of payment shall be authorized by the Compensation Committee of the Company's Board of Directors within ninety
        (90) days after the end of each fiscal year. The Annual Bonus will be paid on such date authorized by the Compensation Committee within ninety
        (90) days after then end of the fiscal year on a pro rata basis if the Executive has not been employed pursuant to the terms of this Agreement for the entire fiscal year."

3. Except as expressly amended herein, the Employment Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.



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IN WITNESS  WHEREOF,  the Company has caused this  Amendment to be duly executed and delivered by its duly authorized officer, and the Executive has duly executed and delivered this Amendment, as of the date first written above. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                                  WINDSWEPT ENVIRONMENTAL GROUP, INC.

                                  By:  /s/Andrew C. Lunetta
                                     --------------------------------
                                     Name:  Andrew C. Lunetta
                                     Title: Chief Financial Officer



                                     /s/Michael O'Reilly
                                  -----------------------------------
                                     Michael O'Reilly